UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2005

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-03389	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On November 2, 2005, WeightWatchers.com, Inc. (“WW.com”), a majority-owned subsidiary of Weight Watchers International, Inc. (“WWI”), entered into a commitment letter with Credit Suisse, Cayman Islands Branch (“Credit Suisse”), regarding (i) a five year, senior secured first lien term loan facility in an aggregate principal amount of up to $150,000,000 (the “First Lien Term Loan Facility”) and (ii) a five and a half year, senior secured second lien term loan facility in an aggregate principal amount of up to $70,000,000 (the “Second Lien Term Loan Facility” and, together with the First Lien Term Loan Facility, the “Facilities”).  The Facilities are intended to finance a portion of the redemption (the “Redemption”) by WW.com of all of its outstanding shares of common stock held by Artal Luxembourg S.A., as well as to pay related fees and expenses incurred in connection with the Redemption.

Pursuant to the term of the Facilities, WW.com will be permitted to borrow funds from Credit Suisse in an aggregate principal amount of up to $220,000,000 in a single draw on the closing date.  Each of WW.com’s existing and future domestic subsidiaries will guarantee the Facilities.  WWI will not guarantee the Facilities.

Loans outstanding under the Facilities (i) must be prepaid with certain percentages of excess cash flow and net cash proceeds of asset sales, issuances, offerings or placements of debt obligations of WW.com and issuances of equity securities of WW.com and (ii) may be prepaid at any time in whole or in part without premium or penalty, with limited exceptions.

Interest on any loan extended under the Facilities will be, at the option of WW.com, either Credit Suisse’s prime rate or the Eurodollar rate plus 100 basis points, plus an applicable margin.  The Facilities will contain customary representations and warranties, as well as customary events of default and affirmative, negative and financial covenants.

The commitment to provide the Facilities will expire on December 30, 2005 and is subject to certain customary conditions precedent, including the accuracy of WW.com’s representations and warranties, the absence of defaults, Credit Suisse’s consent to any material amendment or waiver to the Redemption Agreement and other customary conditions.

Item 2.02 Results of Operations and Financial Condition.

The following information, including the text of the press release attached as an exhibit to this Form 8-K, is furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition”.

The information contained in this Item 2.02, Item 9.01 and Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Item 2.02, Item 9.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 2, 2005, Weight Watchers International, Inc. issued a press release announcing its financial results for the third quarter 2005 ended October 1, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits. 99.1	Press Release dated November 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: November 8, 2005	By:	/s/ Robert W. Hollweg
	Name:	Robert W. Hollweg
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release dated November 2, 2005.